SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                 FORM 8-K

             CURRENT REPORT pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  January 29, 2002


                            COVEST BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)


             Delaware               0-20160               36-3820609
          (State or other      (Commission File No.)      (IRS Employer
           jurisdiction of                                 Number)
           Incorporation)


                749 Lee Street, Des Plaines, Illinois     60016
              (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, January 29, 2002, the Company issued a press release pertaining to fourth quarter 2001 results and full year 2001 earnings results. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1    Fourth Quarter 2001 and Full Year 2001 Earnings
Release

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2002


                          COVEST BANCSHARES, INC.



                          By:   /S/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /S/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer


CoVest Bancshares, Inc. Reports 32% Percent Increase in Net Income for the Fourth Quarter of 2001 and a 27% Increase in Net Income for 2001.

DES PLAINES, IL January 29, 2002 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,548,000 for the fourth quarter of 2001, up 32% over $1,171,000 for the same period last year. Basic earnings per share were $0.45, a 50% increase compared to $0.30 per share for the fourth quarter of 2000. Diluted earnings per share were $0.43, a 48% increase compared to $0.29 per share for the fourth quarter of 2000.

Net income for the year was $5,769,000, up 27% over $4,550,000 for the year 2000. Basic earnings per share for 2001, was $1.54, a 35% increase compared to $1.14 per share in 2000. Diluted earnings per share for 2001 was $1.50, a 34% increase compared to $1.12 per share in 2000. Core net income (net income, adjusted for the after tax effect of the gain on sale of loans) was $5,521,000 for the year 2001, up 21% over $4,550,000 for 2000. Basic earnings per share on core earnings were $1.48, a 30% increase compared to $1.14 per share in 2000. Diluted earnings per share on core earnings were $1.44, a 29% increase compared to $1.12 per share in 2000. Excluded from core net income for 2001 was a $407,000 pretax gain on the sale of single family first mortgages.

Return on average equity and return on average assets during the fourth quarter were 13.79% and 1.05% respectively during 2001, an increase of 39% and 31%, respectively, compared to 9.90% and 0.80% in 2000.

The Company's efficiency ratio was 50.50% compared to 60.49% in the fourth quarter of 2000. The Company's goal is to maintain an efficiency ratio of no more than 56% for 2002.

Cash earnings (net earnings adjusted for the after tax impact of amortization of goodwill) for the fourth quarter of 2001 were approximately $1,579,000, or $0.46 (basic) and $0.44 (diluted) earnings per share, compared to $1,203,000 or $0.31 (basic) and $0.30 (diluted) earnings per share for the same period in 2000.

Loans and Deposits

Total loans at December 31, 2001 were $516.2 million, or 2.0% higher than the prior year-end level. In March 2001, the Company sold $54.5 million of single family mortgage loans to reduce interest rate risk exposure on long term fixed rate assets, that had the ability to be refinanced by the borrower without penalty should rates decline. This enabled the Company to redeploy funds on shorter-term adjustable rate loans and pay off maturing borrowings, which were at higher cost. The sale of $54.5 million in single-family mortgage loans plus regular payoffs caused the decrease in the mortgage loan portfolio of $62.2 million. The decrease was offset by an increase in multi-family loans of $60.5 million, construction loans of $10.6 million and commercial loans of $10.4 million. The increase in multi-family loans consisted mostly of adjustable rate loans with floors and repricing terms of not more than five years. Commercial leases decreased by $4.2 million. The decrease in consumer loans of $5.6 million was mostly due to the decrease in auto loans of $4.9 million. Home equity and home improvement loans remained relatively at the same level.

Total deposits at December 31, 2001 were at $456.0 million, or 1% higher than the prior year-end level. As the Company transforms from a savings bank to a full-scale commercial bank, the Company enhanced its efforts to increase commercial deposits and offered cash management services. Non-interest bearing deposits increased by $3.8 million and interest bearing checking accounts increased by $5.7 million. The High Yield Money Market Account decreased by $5.9 million. The Company believes that the decline in High Yield Money Market Account was due to the rapid decline in the 91-day Treasury Bill rate to which the account is indexed. The Company also believes that the decrease in the High Yield Money Market index rate caused the savings deposits to increase by $9.2 million, as the rate remained at a fixed 2.50% for the year. As the rates shift from a negative slope environment during the last quarter of 2000, where rates on short-term instruments were higher than longer-term instruments, to a positive, the public started to place their funds in term certificates of deposits. Certificates of deposit increased by $9.2 million and jumbo certificates of deposit increased by $2.9 million. The increase in deposits enabled the Company to payoff purchased certificates of deposit. Purchased certificates of deposit decreased by $20.6 million.

Net Interest Margin

The net interest margin for the fourth quarter of 2001 increased by 74 basis points to 3.91%, compared to 3.17% for the same quarter in 2000. The improvement in net interest margin is attributed to the decline in interest rates and the realignment of the loan portfolio, which provided the Company liquidity in the early part of 2001.

Interest earning assets averaged $569.2 million for the fourth quarter of 2001, a 1% increase over $565.7 million for the same period of 2000. Interest income decreased by $1,400,000, a 12% decrease from the fourth quarter of 2000. The Federal Reserve's rate reductions caused a decrease in the discount rate and the Company's prime rate, which resulted in a decrease in interest received on investments and loans. The average yield on interest earning assets for the fourth quarter of 2001 was 7.21%, 104 basis points lower than the comparable period in 2000. Loan costs related to multi-family loan prepayments, which were accounted for as a reduction to interest income, amounted to $88,000 for the fourth quarter of 2001. Interest-bearing liabilities averaged $499.2 million for the fourth quarter of 2001, a less than 1% decrease from the same period in 2000. Interest expense decreased by $2,490,000, a 35% decrease from the same period in 2000. The average yield on interest-bearing liabilities was 3.76%, or 199 basis points lower than the fourth quarter in 2000. Deposit rates were down for the year of 2001. The decrease can be mostly attributed to the rapid decline in the 91-day Treasury Bill rate to which the High Yield Money Market rate is indexed. Interest expense on the High Yield Money Market account decreased by $1,139,000, a 64% decrease for the same period in 2000. The average rate on the High Yield Money Market account for the fourth quarter of 2001 was 2.13%, 391 basis points lower than that of the same period in 2000. The liquidity provided from sale of single family mortgage loans in March 2001, enabled the Company to payoff higher yielding purchased certificates of deposit. Purchased certificates of deposit averaged $41.5 million, a 45% decrease for the comparable period in 2000. Interest expense on purchased certificates of deposit decreased by $810,000, a 62% decrease from the comparable period in 2000. An increase of $6.5 million, or 26% in average non-interest bearing liabilities contributed to the increase in net interest margin.

The net interest margin for 2001 was 3.58%, a 40 basis points increase compared to 2000. Average interest earning assets increased by $13.3 million while interest income decreased by $1.0 million. The average yield on interest earning assets decreased by 37 basis points in 2001 compared to 2000. Average interest bearing liabilities increased by $5.9 million while interest expense decreased by $3.7 million. The average cost on interest bearing liabilities decreased by 82 basis points in 2001 compared to 2000, which is twice as fast as the yield on earning assets declined. The Federal Reserve's rate reductions caused a decrease in interest received on investments and loans, and the rates paid on deposits. The Company was liability sensitive throughout 2001, where deposits repriced faster than assets. The Company has placed interest rate floors on various types of its commercial lending activities. The biggest decrease in cost of funds, was in the High Yield Money Market account that is indexed to the 91-day Treasury Bill auction, where interest expense decreased by $1.8 million. The average cost of the High Yield Money Market account in 2001 was 3.47%, a 40% decrease when compared to the 5.80% yield in 2000. Non-interest bearing deposits increased $5.04 million, a 21.96% increase over 2000. The increase in non-interest bearing deposits had a 0.58% impact on the net interest margin for 2001.

Provision for Possible Loan Losses

The Provision for possible loan losses for the fourth quarter of 2001 was $802,000, a 221% increase compared to $250,000 for the fourth quarter of 2000. The Company charged off $284,000 in loans in the fourth quarter of 2001
compared to $108,000 for the same period in 2000.   As a result of this, and
the weakening economy, the Company deemed it advisable to increase the allowance for possible loan losses.

The Provision for possible loan losses for 2001 was $1.6 million, a 58.61% increase to that in 2000. The change in the Company's loan portfolio mix, as well as the increase in charge-offs, prompted the Company to increase its allowance for possible loan losses. The single family mortgage loan portfolio decreased by $62.4 million in 2001 compared to 2000 mostly from the sale in March 2001. Those funds and an additional $14.9 million were redeployed into various types of commercial, multi-family, commercial real estate, and construction lending. Although the Company is not aware of any undisclosed potential losses in these types of loans, the Company acknowledges the difference in the risks between single family mortgage loans and traditional commercial lending.

Non-Interest Income and Expense

Non-interest income increased $213,000 for the fourth quarter of 2001, or 26%, to $1,024,000, from the comparable quarter last year. The Company experienced loan payoffs in multi-family loans due to the decrease in various lending rates which resulted in increased prepayment fees. Mortgage loan originations also increased. Loan servicing fees increased by $370,000 for the fourth quarter of 2001 to $720,000, compared to $350,000 for the same period in 2000. This was mostly from prepayment fees that increased by $176,000, document preparation fees by $64,000, conventional loan fees by $66,000, loan application fees by $22,000 and lien release fees by $14,000. Deposit related charges and fees increased by $68,000 to $335,000. Account analysis charges on commercial accounts increased by $27,000 due to lower earnings credits and additional deposit volume. Service fees on retail checking accounts increased by $23,000, mostly from the introduction of check imaging in August 2001. Debit card income increased by $6,000 and internet banking fees increased by $4,000. Other income decreased by $211,000 for the fourth quarter of 2001, compared to $157,000 for the comparable period in 2000. This decrease was the result of an $80,000 loss on asset disposition and a $37,000 loss incurred on the sale of a other real estate owned asset. In the fourth quarter of 2000, a gain of $102,000 was realized, on the sale of other real estate owned asset.

Non-interest expense increased $141,000 or 4% for the fourth quarter of 2001 from the comparable quarter in 2000. Total compensation and benefit costs increased $105,000 for the fourth quarter of 2001 versus the same quarter in 2000. This was mainly due to an increase in insurance costs and contribution to the Employee Stock Ownership Plan and were partially offset by a decrease in incentives. Amortization of mortgage servicing rights increased by $30,000 due to the retention of servicing for mortgage loan customers who had multiple relationships with the Company, from the mortgage loan portfolio sale in March 2001. The Company's efficiency ratio for the fourth quarter of 2001 was 50.50%. The Company's goal is to maintain an efficiency ratio of no more than 56% in 2002.

Non-interest income for 2001 was $4.2 million, a 46.78% increase from $2.9 million for 2000. The Company experienced loan payoffs in multi family loans due to the decrease in various lending rates and floors set up on various commercial lending activities. The Company also had more loan originations in 2001, as compared to 2000. Prepayment fees increased by $543,000, gain on sale of loans was $407,000, document preparation fees increased by $165,000 and conventional loan fees increased by $122,000.
Service fees on deposit accounts also increased in 2001 by the introduction of check imaging and enhancement of cash management services in the commercial banking area. Non-interest expenses was $13.6 million, a 12.04% increase from $12.1 million for 2000. This was mostly due to increase in compensation, benefits and incentives for 2001. The Company was fully staffed towards the second half of 2001, the cost of medical insurance has gone up and incentives were higher due to higher volume of mortgage loan originations. Compensation and benefits increased by $764,000. Data processing expenses increased by $132,000 due to a change in item processor and internet banking processing costs. Advertising expense increased by $225,000 as the Company aggressively pursued deposits and promoted loan products.

Credit Quality

At December 31, 2001, total non-performing assets amounted to $3,200,000 or 0.55% of total assets compared to $5,499,000 or 0.94% as of December 31, 2000. The $2.3 million construction loan that had been categorized in the accruing 90 days delinquent loans from December 31, 2000, paid off in February 2001. The Company had $1,588,000 of impaired loans at December 31, 2001, a $1,540,000 impaired commercial real estate loan was originally at $1,825,000, but the Company wrote off $285,000 during 2001. As a result of a sheriff's sale in early 2002, and in view of the weakened market conditions, the Company took another $240,000 write down on this Wisconsin motel property in 2002. The remaining impaired loans consisted of construction loans. A $662,000 other real estate owned asset is an undeveloped commercial property. The loan balance was $780,000 and the Company took a $118,000 write down on the property during 2001.

The allowance for possible loan losses was $6.5 million as of December 31, 2001 compared to $5.7 million as of December 31, 2000. The ratio of the allowance for possible loan losses to non-performing loans was 2.58x as of December 31, 2001 versus 1.03x as of December 31, 2000.

Capital Management

Common shares outstanding were 3,438,223 and the book value per common share outstanding was $13.13.

The Company announced its 23rd stock repurchase program on October 23, 2001, enabling the Company to repurchase 100,000 shares of its outstanding stock. At the time of this press release, the Company has repurchased 54,496 shares at an average price of $17.86.

CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.


SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate, "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the Company's implementation of new technologies, the Company's ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                          THREE MONTHS ENDED
                                        DEC 31,        DEC 31,
                                         2001           2000          %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)          $5,570,000      $4,482,000          24%

   Net Income                         $1,548,000      $1,171,000          32%

   Per Share

      Basic                                $0.45           $0.30          50%

      Diluted                              $0.43           $0.29          48%

Key Ratios:

   Return on Average Assets                 1.05%           0.80%         31%

   Return on Average Equity                13.79%           9.90%         39%

   Net Interest Margin                      3.91%           3.17%         23%

   Average Stockholders' Equity to
     Average Assets                         7.64%           8.10%         -6%

Risk-Based Capital Ratios:

   Tier I

      Company                              10.4%           11.4%          -9%

      Bank                                 10.6%           10.9%          -3%

   Total

      Company                              11.7%           12.7%          -8%

      Bank                                 11.9%           12.1%          -2%

Common Stock Data:

   Cash Dividends Declared per Share       $0.08           $0.08           0%

   Book Value per Share                   $13.13          $12.29           7%

   Price/Earnings Ratio                    12.06x          11.18x          8%









COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                         TWELVE MONTHS ENDED
                                        DEC 31,        DEC 31,
                                         2001           2000          %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)         $20,164,000     $17,495,000          15%

   Net Core Income (1)                $5,520,000      $4,550,000          21%

   Net Income                         $5,769,000      $4,550,000          27%

   Per Share

      Basic                                $1.54           $1.14          35%

      Basic (core) (1)                     $1.48           $1.14          30%

      Diluted                              $1.50           $1.12          34%

      Diluted (core) (1)                   $1.44           $1.12          29%

Key Ratios:

   Return on Average Assets                 0.99%           0.80%         24%

   Return on Average Assets (core) (1)      0.95%           0.80%         19%

   Return on Average Equity                12.05%           9.75%         24%

   Return on Average Equity (core) (1)     11.53%           9.75%         18%

   Net Interest Margin                      3.58%           3.18%         13%

   Average Stockholders' Equity to
     Average Assets                         8.20%           8.23%          0%

Risk-Based Capital Ratios:

   Tier I

      Company                              10.4%           11.4%          -9%

      Bank                                 10.6%           10.9%          -3%

   Total

      Company                              11.7%           12.7%          -8%

      Bank                                 11.9%           12.1%          -2%

Common Stock Data:

   Cash Dividends Declared per Share       $0.32           $0.32           0%

   Book Value per Share                   $13.13          $12.29           7%

   Price/Earnings Ratio                    12.06x          11.18x          8%


(1) Core income, adjusted for the after tax effect of the gain on sale of loans in the amount of $249,000 that occurred in the first quarter of 2001.


COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)

                                             DEC 31, 2001        DEC 31, 2000
ASSETS                                      -------------        ------------
------------
CASH ON HAND AND IN BANKS                         $ 6,552            $ 10,501

INTEREST BEARING DEPOSITS                              21                  21
                                                 --------            --------
   Cash and Cash Equivalents                        6,573              10,522

SECURITIES:
   Securities Available-for-Sale                   40,897              41,237
   Mortgage-Backed and Related
      Securities Available-for-Sale                 3,948               9,081
   Federal Home Loan Bank and
      Federal Reserve Bank Stock                    7,319               6,866
                                                 --------            --------
TOTAL SECURITIES                                   52,164              57,184

LOANS RECEIVABLE:
   Commercial Loans                                47,024              36,630
   Multi-Family Loans                             223,613             163,291
   Commercial Real Estate Loans                    79,443              79,281
   Construction Loans                              58,796              48,127
   Commercial/Municipal Leases                      1,778               5,937
   Mortgage Loans                                  58,175             120,567
   Consumer Loans                                  46,273              51,870
   Mortgage Loans Held for Sale                     1,065                 383
                                                 --------            --------
      TOTAL LOANS RECEIVABLE                      516,167             506,086
   Allowance for Possible Loan Losses            (  6,547)            ( 5,655)
                                                 --------            --------
LOANS RECEIVABLE, NET                             509,620             500,431

ACCRUED INTEREST RECEIVABLE                         3,281               4,014
PREMISES AND EQUIPMENT                              9,466               9,976
OTHER REAL ESTATE OWNED                               661                   0
GOODWILL                                            1,338               1,544
MORTGAGE SERVICING RIGHTS                             222                 124
OTHER ASSETS                                        2,404               1,997
                                                 --------            --------
TOTAL ASSETS                                     $585,729            $585,792
                                                 ========            ========








COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)

                                             DEC 31, 2001        DEC 31, 2000
                                            -------------        ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
   Deposits:
      Non-Interest Bearing                       $ 30,993            $ 27,197
      Interest Bearing Checking                    29,339              23,656
      Savings Accounts                             52,141              42,906
      Money Market Accounts                       113,864             119,767
      Certificates of Deposit                     172,055             162,870
      Jumbo CDs                                    11,834               8,958
      Purchased CDs                                45,776              66,371
                                                  -------             -------
                                                  456,002             451,725
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                       29,425              45,479
   Long-Term Advances from Federal
      Home Loan Bank                               44,000              29,000
   Advances from Borrowers for Taxes and
      Insurance                                     4,865               5,166
   Accrued Expenses and Other Liabilities           6,286               6,388
                                                  -------             -------
TOTAL LIABILITIES                                 540,578             537,758

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 12/31/01 and 12/31/00
      respectively                                     44                  44
   Additional Paid-in Capital                      17,268              17,501
   Retained Earnings                               41,360              36,783
   Treasury Stock, 965,580 shares and
      494,162 shares, held at cost 12/31/01
      and 12/31/00 respectively                   (14,290)             (6,244)
   Accumulated Other Comprehensive Income/(Loss)      769                 (50)
                                                 --------            --------
TOTAL STOCKHOLDERS' EQUITY                         45,151              48,034
                                                 --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $585,729            $585,792
                                                 ========            ========

COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands, except per             THREE MONTHS ENDED  TWELVE MONTHS ENDED
 share data)                                    DEC 31,   DEC 31,   DEC 31,   DEC 31,
                                                 2001      2000      2001      2000
INTEREST INCOME                                -------   -------   -------   -------
   Loans and Leases Receivable                 $ 9,541   $10,634   $39,335   $39,508
   Interest Bearing Deposits at Banks               10        88       403       377
   Mortgage-Backed and Related Securities           75       193       385     1,061
   Taxable Securities                              413       464     1,890     1,991
   Tax Exempt Securities                            66        92       322       377
   Other Interest and Dividend Income              126       145       508       513
                                               -------   -------   -------   -------
   Total Interest Income                        10,231    11,616    42,843    43,827

INTEREST EXPENSE
   Deposits                                      3,786     6,108    19,210    21,690
   Advances from Federal Home Loan Bank            796       877     3,123     4,083
   Other Borrowed Funds                            114       200       512       759
                                               -------   -------   -------   -------
   Total Interest Expense                        4,696     7,185    22,845    26,532
                                               -------   -------   -------   -------
NET INTEREST INCOME                              5,535     4,431    19,998    17,295
   Provision for Possible Loan Losses              802       250     1,602     1,010
                                               -------   -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR
   POSSIBLE LOAN LOSSES                          4,733     4,181    18,396    16,285

NON-INTEREST INCOME
   Loan Related Fees                               720       350     2,441     1,470
   Deposit Related Charges and Fees                335       267     1,216     1,037
   Gain/(Loss) on Sale of Securities/Loans           -         -       372       (96)
   Insurance and Annuity Commissions                23        37        91       160
   Other                                           (54)      157       125       321
                                               -------   -------   -------   -------
   Total Non-Interest Income                     1,024       811     4,245     2,892

NON-INTEREST EXPENSE
   Compensation and Benefits                     1,766     1,661     7,430     6,666
   Occupancy and Equipment                         480       528     1,926     2,028
   Federal Deposit Insurance Premium                21        21        86        83
   Data Processing                                 255       217     1,004       872
   Advertising                                     238       234       808       583
   Other Real Estate Owned                           1        36        63        29
   Amortization of Goodwill                         51        51       206       206
   Amortization of Mortgage Servicing Rights        32         2        98        23
   Other                                           468       421     1,960     1,632
                                               -------   -------   -------   -------
   Total Non-Interest Expense                    3,312     3,171    13,581    12,122
                                               -------   -------   -------   -------
INCOME BEFORE INCOME TAXES                       2,445     1,821     9,060     7,055
Income Tax Provision                              (897)     (650)   (3,291)   (2,505)
                                               -------   -------   -------   -------
NET INCOME                                     $ 1,548   $ 1,171   $ 5,769   $ 4,550
                                               =======   =======   =======   =======
Basic Earnings per Share                         $0.45     $0.30     $1.54     $1.14
Diluted Earnings per Share                       $0.43     $0.29     $1.50     $1.12
Comprehensive Income                           $ 1,486   $ 1,762   $ 5,377   $ 3,615


COVEST BANCSHARES, INC.
AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated. (Dollars in Thousands)
                                                               THREE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                 DEC 31, 2001                    DEC 31, 2000
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 45,349    $   738      6.51%    $ 36,943   $   782     8.47%
  Multi-Family Loans(A)(B)              217,607      3,840      7.06      160,026     3,301     8.25
  Commercial Real Estate Loans(A)(B)     86,974      1,689      7.77       73,437     1,527     8.32
  Construction Loans(A)(B)               57,898      1,184      8.18       46,837     1,314    11.22
  Commercial/Muni Leases(A)(B)            2,009         30      5.97        7,529       115     6.11
  Mortgage Loans(A)(B)                   60,760      1,185      7.80      123,526     2,375     7.69
  Consumer Loans (A)                     46,869        874      7.46       52,283     1,223     9.36
  Securities                             36,600        514      5.62       40,246       604     6.00
  Mortgage-Backed and Related
    Securities                            4,054         76      7.50       11,413       193     6.76
  Equity Investments                      9,009        125      5.55        8,024       144     7.17
  Other Investments                       2,072         10      1.93        5,445        88     6.46
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $569,201    $10,265      7.21%    $565,709   $11,666     8.25%
Non-Interest Earning Assets              18,107                            18,358
                                       --------                          --------
  TOTAL ASSETS                         $587,309                          $584,067
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 27,849    $    94      1.35%    $ 23,124   $    65     1.12%
  Savings                                47,137        297      2.52       43,366       273     2.52
  Money Market                          119,012        634      2.13      117,430     1,773     6.04
  Certificates of Deposits              176,972      2,194      4.96      161,670     2,516     6.22
  Jumbo CDs                               8,570         76      3.55       11,076       180     6.50
  Purchased CDs                          41,508        492      4.74       75,984     1,302     6.85
  FHLB Advances                          61,978        795      5.13       54,957       877     6.38
  Other Borrowed Funds                   16,168        113      2.80       12,443       199     6.40
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $499,194    $ 4,695      3.76%    $500,050   $ 7,185     5.75%
Non-Interest Bearing Deposits            31,327                            24,873
Other Liabilities                        11,899                            11,823
                                      ---------                          --------
TOTAL LIABILITIES                      $542,420                          $536,746
Stockholders' Equity                     44,889                            47,321
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $587,309                          $584,067
                                       ========                          ========
NET INTEREST INCOME                                $ 5,570                          $ 4,482
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    3.45%                           2.50%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.91%	                         3.17%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.


AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.  (Dollars in thousands)
                                                              TWELVE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                 DEC 31, 2001                    DEC 31, 2000
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 40,230    $ 2,944      7.32%    $ 27,729   $ 2,276     8.21%
  Multi-Family Loans(A)(B)              192,381     14,517      7.55      141,246    11,349     8.03
  Commercial Real Estate Loans(A)(B)     84,306      6,810      8.08       72,012     5,947     8.26
  Construction Loans(A)(B)               53,418      4,973      9.31       44,545     4,883    10.96
  Commercial/Muni Leases (A)(B)           3,246        195      6.01       13,180       827     6.27
  Mortgage Loans(A)(B)                   75,141      5,829      7.76      126,604     9,504     7.51
  Consumer Loans (A)                     49,012      4,067      8.30       52,073     4,728     9.08
  Securities                             41,360      2,378      5.75       42,756     2,563     5.99
  Mortgage-Backed and Related
    Securities                            5,407        385      7.12       15,363     1,061     6.91
  Equity Investments                      8,529        508      5.96        7,800       512     6.57
  Other Investments                       9,865        403      4.09        6,254       377     6.03
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $562,895    $43,009      7.64%    $549,562   $44,027     8.01%
Non-Interest Earning Assets              20,707                            17,552
                                       --------                          --------
  TOTAL ASSETS                         $583,602                          $567,114
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 25,106    $   328      1.31%    $ 22,890   $   255     1.11%
  Savings                                44,301      1,108      2.50       46,806     1,172     2.50
  Money Market                          120,233      4,178      3.47      103,367     5,998     5.80
  Certificates of Deposits              173,954      9,904      5.69      162,261     9,521     5.87
  Jumbo CDs                               8,430        444      5.27       10,198       625     6.13
  Purchased CDs                          53,968      3,248      6.02       61,800     4,119     6.67
  FHLB Advances                          52,882      3,123      5.91       66,344     4,083     6.15
  Other Borrowed Funds                   13,079        512      3.91       12,384       759     6.13
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $491,953    $22,845      4.64%    $486,050   $26,532     5.46%
Non-Interest Bearing Deposits            27,989                            22,949
Other Liabilities                        15,781                            11,441
                                      ---------                          --------
TOTAL LIABILITIES                      $535,723                          $520,440
Stockholders' Equity                     47,879                            46,674
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $583,602                          $567,114
                                       ========                          ========
NET INTEREST INCOME                                $20,164                          $17,495
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    3.00%                           2.55%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.58%	                         3.18%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.